SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                              _____________________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2004



                              KEY TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



           OREGON                       0-21820                93-0822509
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)





                                150 Avery Street
                          Walla Walla, Washington 99362
               (Address of principal executive offices) (Zip Code)



                                 (509) 529-2161
              (Registrant's telephone number, including area code)

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

     On August 12, 2004, the Board of Directors of Key Technology, Inc. (the "Company") adopted an amended and restated Code of Business Conduct and Ethics for the Company which is intended, among other things, to satisfy both the requirements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and the NASDAQ corporate governance rules regarding a company's code of conduct. The Company's amended and restated Code of Business Conduct and Ethics applies to all of the Company's directors, officers, and employees. Prior to the adoption of the amended and restated Code of Business Conduct and Ethics, the code of ethics relating to the Company's directors and officers was contained in one policy and the code of conduct relating to the Company's employees was contained in a separate policy. The adoption of the amended and restated Code of Business Conduct and Ethics consolidates the two policies as reflected in the amended and restated Code of Business Conduct and Ethics attached to this Form 8-K as exhibit 99.1. A copy of the amended and restated Code of Business Conduct and Ethics is also available on the Company's website at www.key.net, or without charge upon written request directed to Investor Relations, Key Technology, 150 Avery Street, Walla Walla, WA 99362.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         Exhibit No.       Description
         -----------       ----------------------------------------------------
            99.1           Key Technology Code of Business Conduct and Ethics,
                           dated August 12, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KEY TECHNOLOGY, INC.



                                                     /s/ Phyllis Best
                                                     -------------------------
                                                     Phyllis Best
                                                     Chief Financial Officer

Dated:  August 18, 2004

                                  EXHIBIT INDEX


    Exhibit No.             Description
    ----------           ---------------------------------------------------
       99.1              Key Technology Code of Business Conduct and Ethics,
                         dated August 12, 2004